Exhibit 99.4

springbig Files Form 8-K Disclosing Additional Details from its Recently Completed Business Combination

Maintains strong proforma balance sheet expected to fund operations beyond cashflow break-even

Reports public float in excess of 6.6 million shares as of closing

BOCA RATON, FL., June 21, 2022 – SpringBig Holdings, Inc. (NASDAQ: SBIG, SBIGW) (the “Company” or “springbig”), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs to the cannabis industry, announced that it has filed a Form 8-K with the U.S. Securities and Exchange Commission, providing additional details surrounding its business combination with Tuatara Capital Acquisition Corporation (“TCAC”), which closed on June 14, 2022 (“Business Combination”).

After the Business Combination, springbig has a robust balance sheet with cash of $15 million. Concurrently with the completion of the Business Combination, the Company closed on the remaining funding from the previously announced equity PIPE transaction, in addition to issuing $11 million of senior secured convertible notes to a global institutional investor for loan proceeds to the Company of $10 million. The proceeds transferred from the TCAC trust account were $8.8 million.

Paul Sykes, Chief Financial Officer of springbig, said: “We are pleased to have closed our business combination in a strong financial position despite challenging market conditions. With our strong balance sheet and cash resources, we believe we are well positioned to reach cashflow breakeven by early 2023. This is expected to be further enhanced by our access to the capital markets, which allows us to aggressively pursue strategic M&A targets that complement our company’s strong organic growth profile.”

Mr. Sykes added, “Additionally, we also wanted to ensure that we began our journey as a public company with a significant public float and we are thrilled to have achieved this with a public float in excess of 6.6 million shares as of closing.”

The Company’s public float represents approximately 26% of the approximately 25.3 million shares issued and outstanding as of the closing.

About springbig

springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to cannabis retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Investor Relations Contact
Courtney Van Alstyne
MATTIO Communications
ir@mattio.com

Media Contact
Phoebe Wilson
MATTIO Communications
springbig@mattio.com

Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of federal securities laws. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "outlook," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described in the "Risk Factors" section of TCAC's Annual Report on Form 10-K and registration statement on Form S-4 (the “Registration Statement”), the proxy statement/prospectus relating to the Business Combination, and other documents filed by springbig from time to time with SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements and springbig undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law. springbig does not give any assurance that it will achieve its expectations.